SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2007
(Date of earliest event report):

AMS HEALTH SCIENCES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

OKLAHOMA	001-13343	73-1323256
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

711 NE 39th Street, Oklahoma City, OK 73105
(Address of Principal Executive Offices) (Zip Code)

Issuer’s telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 5.02   Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2007, AMS Health Sciences, Inc. (the “Company”) announced that the board of directors had approved the appointment of James M. Lee as an independent director of the Company. Mr. Lee was appointed to fill the vacancy left by the resignation of David D’Arcangelo in May 2005.

Also on March 27, 2007, the Company announced that its board of directors had exercised its right to extend the term of President and CEO Jerry Grizzle’s employment agreement from January 24, 2008 to January 24, 2010. Dr. Grizzle was appointed President of the Company in January 2005, and named Chairman of the Board and Chief Executive Officer in February 2005. Dr. Grizzle’s employment set forth an initial term ending January 24, 2008, with two automatic one-year extensions. Additional information regarding Mr. Lee’s appointment and Dr. Grizzle is set forth in the Press Releases attached to this Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the number indicated:

Exhibit No.	Description

99.1	Press Release dated March 30, 2007
99.2	Press Release dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMS HEALTH SCIENCES, INC.

/s/ ROBIN L. JACOB
April 2, 2007	Robin L. Jacob Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release dated March 30, 2007	Filed herewith electronically
99.2	Press Release dated April 2, 2007	Filed herewith electronically